Exhibit 1.2

ATTACHMENT 1

TO DEALER MANAGER AGREEMENT

CORNERSTONE HEALTHCARE PLUS REIT, INC.

FORM OF PARTICIPATING BROKER AGREEMENT

Up to 55,000,000 Shares of Common Stock

Ladies and Gentlemen:

Cornerstone Healthcare Plus REIT, Inc., a Maryland corporation (the “Company”), is registering for public sale a maximum of 55,000,000 shares of its common stock, $0.001 par value per share, (the “Shares”), to be issued and sold for an aggregate maximum purchase price of $544,500,000 (44,000,000 Shares to be offered to the public in a primary offering with an aggregate maximum purchase price of $440,000,000 (the “Primary Offering”) and 11,000,000 Shares to be offered pursuant to the Company's distribution reinvestment plan with an aggregate maximum purchase price of $104,500,000 (“DRP”)). The Shares are to be sold to selected persons or entities acceptable to the Company, upon the terms and subject to the conditions set forth in the enclosed Prospectus.

Pacific Cornerstone Capital, Incorporated, a California corporation (the “Dealer Manager”), has entered into a dealer manager agreement (“Dealer Manager Agreement”) with the Company pursuant to which it has agreed to act as dealer manager in connection with the offer and sale of the Shares. The Dealer Manager has agreed to use commercially reasonable efforts to find purchasers of Shares both directly and indirectly through a selling group consisting of participating brokers (“Participating Brokers”).

The Dealer Manager hereby invites you to become a Participating Broker in connection with the offer and sale of the Shares. By your acceptance hereof, you agree to act in such capacity and to use your best efforts to find purchasers for the Shares in accordance with the terms of the Prospectus and this Agreement.

Accompanying this Agreement is a copy of the Prospectus. We may also provide you with written, audio or audio-visual material, including an investment summary, audio tape, video tape and internet site  prepared by the Company for use in conjunction with the offer and sale of the Shares (“Supplemental Material”). You are not authorized to use any solicitation material other than the Prospectus and Supplemental Material referred to in this paragraph, which material has been furnished by the Company.

Except as described in the Prospectus or in Section 3(c) hereof, the Shares are to be sold for a per Share cash price as follows:

	Primary Offering	DRP Offering

Regular Commission	$10.00	$9.50
Deferred Commission Option*	$9.40	$9.50

* For a period of six years following the date of purchase, an additional $0.10 per share will be deducted annually from cash distributions otherwise payable to the purchaser and will be used to pay deferred commissions.

1.	Sale of the Shares.

(a)           A subscription agreement (“Subscription Agreement”) must be completed by each person desiring to purchase Shares, or, at your option, by you on behalf of each such person, and returned by you together with any other documents that may be required under state securities laws or by the Company, to Cornerstone Healthcare Plus REIT, Inc., c/o Phoenix American Financial Services, Inc., 2401 Kerner Boulevard, San Rafael, CA 94901. You shall ascertain that the Subscription Agreement has been properly completed in full and signed by the prospective purchaser prior to its return.

Exhibit 1.2

(b)           All subscription checks shall be made payable to the order of CORNERSTONE HEALTHCARE PLUS REIT, INC. If you receive a check not conforming to the foregoing instructions, you must return such check directly to the subscriber not later than the end of the next business day following its receipt. Checks conforming to the foregoing instructions shall be transmitted by you for deposit directly to Cornerstone Healthcare Plus REIT, Inc., c/o Phoenix American Financial Services, Inc., 2401 Kerner Boulevard, San Rafael, CA 94901 by the end of the next business day following receipt by you. In the event your final internal supervisory review is conducted at a different location, then checks must be transmitted to your final review office by the end of the next business day following receipt by you and your final review office must in turn, by the end of the next business day following receipt by it, transmit the check for deposit directly to Cornerstone Healthcare Plus REIT, Inc., c/o Phoenix American Financial Services, Inc., 2401 Kerner Boulevard, San Rafael, CA 94901.

(c)           Upon receipt of the Subscription Agreement, the Company, will determine promptly (and in any event within thirty (30) days after such receipt) whether it wishes to accept the proposed purchaser as a member in the Company, it being understood that the Company reserves the right to reject the tender of any Subscription Agreement, in each case in its sole discretion. Should the Company determine to accept the tender of the Subscription Agreement, the Company will promptly advise you of such action. Should the Company determine to reject the tender, it will promptly notify in writing the prospective purchaser and you of such determination and will promptly return the tendered Subscription Agreement and the purchase price of the Shares directly to the prospective purchaser.

(d)           You will use all reasonable efforts to offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to you by the Company and you will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, you will comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). Nothing contained in this Section 1 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus and the Subscription Agreement or to relieve you of the responsibility of complying with the rules of the Financial Industry Regulatory Authority (“FINRA”).  For purposes of this Agreement, references to “FINRA rules,” “rules of FINRA” or similar variations, shall include, unless otherwise expressly stated or context otherwise requires, NASD and FINRA rules currently in effect and any successor or subsequent rules adopted by FINRA as part of its consolidated rulebook or otherwise.

2.	Offering Termination Date.

As used herein, the term “Offering Termination Date” shall mean the earliest to occur of (i) the date upon which subscriptions for the maximum number of Shares offered have been accepted by the Company which date the Company shall designate by notice to the Dealer Manager in writing; or (ii) ___________, 2013 (unless extended by the Company and confirmed in writing to the Dealer Manager); provided, however, that the Company may, by providing notice to Dealer Manager in writing, extend the Offering Termination Date for an additional period of up to one year, in which case the Offering Termination Date shall mean the date as set forth in such notice. The Company may terminate the offering of Shares at any time for any reason by written notice to the Dealer Manager at least two (2) business days prior to the date of termination.

3.	Obligations and Compensation of Participating Broker.

(a)           The Dealer Manager hereby appoints you as a distributor during the Offering Period (as defined in Section 3(b) for the purpose of finding, on a best efforts basis, purchasers for the Shares for cash. You hereby accept such agency and distributorship and agree to use your best efforts to find purchasers for the Shares on said terms and conditions, commencing as soon as practicable.

(b)           The “Offering Period” shall mean that period during which Shares may be offered for sale, commencing on the date the registration was made effective by the SEC, during which period offers and sales of the Shares shall occur continuously in the jurisdictions in which the Shares are registered or qualified or exempt from registration (as confirmed in writing by the Company to the Dealer Manager) unless and until the Offering is terminated as provided herein, except that you shall suspend or terminate offering of the Shares upon request of the Company or the Dealer Manager at any time and shall resume offering the Shares upon subsequent request of the Company or the Dealer Manager. The Offering Period shall in all events terminate upon the sale of all of the Shares. Upon termination of the Offering Period, your agency and this Agreement shall terminate without obligation on your part or the part of the Dealer Manager or the Company except as set forth in this Agreement.

Exhibit 1.2

(c)           Except as may be provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by you, the Dealer Manager agrees that it will pay to you selling commissions as follows (based on a selling price of $10.00 per Share):

Selling Commissions
Primary Offering	DRP Offering
7%	0%

If you and the investor agree, the selling commissions can be paid on a deferred basis for Shares sold in the primary offering. In these instances, the Company will sell the Shares at a reduced price as set forth above and the Dealer Manager will pay you a correspondingly reduced sales commission at the time of sale. The balance of the normal commission would be paid by the Company to the Dealer Manager and by the Dealer Manager to you over six years for Shares sold in the primary offering out of the dividends or other distributions that are declared and paid with respect to the reduced-priced shares sold through you. The amount by which by the investor’s dividends or other distributions are reduced in these cases would be paid by the Company as deferred commissions to the Dealer Manager and by the Dealer Manager to you.

As an example, investors electing the deferred commission option for Shares purchased in the primary offering will pay, on the date of purchase, $9.40 per Share (which includes a commission of $0.10 per Share). For a period of six years following the date of purchase, an additional $0.10 per Share will be deducted annually from dividends or other cash distributions otherwise payable to the investor and will be used to pay deferred commissions. The net proceeds to the Company will not be affected by the election of the deferred commission option. Under this arrangement, an investor electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such stockholder. The Company may also use other deferred commission structures, but the Company will not pay total commissions in excess of 7% of the offering price of the Shares.

If at any time prior to the satisfaction of the Company’s remaining deferred commission obligations, the Company decides to list its common stock for trading on national securities exchange, the Nasdaq Global Market or other over-the-counter market, or the Company begins a liquidation of its properties, the Company may accelerate the remaining commissions due under the deferred commission option. To the extent that the distributions prior to listing are insufficient to satisfy the remaining commissions due, the obligations of the Company and the investor to pay any further deferred commissions will terminate, and the Dealer Manager and you will not be entitled to receive any further portion of their deferred commissions following listing of the Company’s common stock.

In addition, if an investor that has elected the deferred commission option decides to participate in the Company’s share redemption program or requests that the Company transfer such stockholder’s Shares for any reason prior to the time that the remaining deferred selling commissions have been deducted from such stockholder’s cash distributions, the Company will accelerate the selling commissions due under the Deferred Commission Option as set forth in the Prospectus.

4.	Representations and Warranties of Participating Broker.

You represent and warrant to and covenant to the Dealer Manager and the Company that:

Exhibit 1.2

(a)           You are a member of FINRA in good standing and a broker-dealer registered as such under the Exchange Act and under the securities laws of the states in which the Shares are to be offered and sold. You and your employees and representatives have all required licenses and registrations to act under this Agreement.

(b)           You have full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and you have duly authorized, executed and delivered this Agreement.

(c)           This Agreement is a valid, legal, and binding agreement of yours enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity provisions contained in Section 6 hereof may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

(d)           The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by you will not conflict with or constitute a default or violation under any charter, by-law, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over you.

(e)           No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by you of this Agreement.

(f)           You have not violated any of the “bad boy” disqualification provisions contained in the securities or “blue sky” laws of any jurisdiction in which the Shares may be offered.

5.	Covenants of Participating Broker

(a)           You will not make any written or oral statement with respect to the Company or the offering of Shares that is materially inconsistent with the statements in the Prospectus or Supplemental Material.

(b)           You will provide the Dealer Manager with such information relating to the offer and sale of the Shares as the Dealer Manager may from time to time reasonably request or as may be requested to enable the Dealer Manager or the Company, as the case may be, to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.

(c)           You will cease making offers and soliciting subscriptions for Shares if so requested by the Dealer Manager in order to comply with applicable federal and state securities laws, and will forward to offerees for execution and delivery such additional documents and instruments as the Dealer Manager may reasonably require.

(d)           You will: (i) maintain all representation letters, questionnaires and other materials utilized by you to ascertain the satisfaction of the above criteria by offerees and investors, for a period of at least six years from the date of the offering is completed; and (ii) make such material available to the Dealer Manager upon its request.

(e)           Before, during or after the offering, except with the prior written consent of the Dealer Manager and except for internal-use only purposes or for the delivery to your advisors, will not duplicate any of the Supplemental Material or other similar selling documentation furnished to you by the Dealer Manager or the Company.

(f)           You have not paid or awarded, and will not pay or award, directly or indirectly, any commission or other compensation to any person engaged to render investment advice to a potential subscriber as an inducement to advise the purchase of the Shares, except as such commissions or other compensation may be paid or awarded to you or reallowed by you in connection with the sale of the Shares as described in the Prospectus.

(g)           All training and education meetings held by you will be in compliance with Rule 5110 (h)(2) of the FINRA rules.

Exhibit 1.2

(h)           All sales incentive and bonus programs designed by you for your registered representatives will comply with all applicable FINRA rules.

(i)           You have established and will maintain a customer identification program which requires you to (i) verify the identify of any person seeking to purchase the Shares through you to the extent reasonable and practicable, (ii) maintain records of the information used to verify the person’s identity and (iii) determine whether the person appears on any lists of known or suspected terrorists or terrorist organizations provided to brokers or dealers by any government agency, in all accordance with the requirements of 31 C.F.R. Section 103.122.

(j)           You have established and will maintain an anti-money laundering compliance program in accordance with applicable laws and regulations, including the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA Patriot Act of 2001, and related regulations (31 C.F.R. Part 103), and in accordance with FINRA Rule 3310 and the related supplementary material.  Upon the request of the Dealer Manager at any time, you agree to furnish (a) a copy of your anti-money laundering compliance program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with the most recent independent test of your anti-money laundering compliance program.

(k)           You covenant and agree to comply with any applicable requirements of the Act, and of the Exchange Act, and the published rules and regulations promulgated thereunder, all applicable state securities laws and regulations as from time to time in effect, any other state and federal laws and regulations applicable to the offering, the sale of Shares or the activities of the Participating Broker pursuant to this Agreement, including without limitation the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999, the requirements of any applicable state privacy laws and the applicable provisions of the USA Patriot Act of 2001, this Agreement and the Prospectus as amended and supplemented and the FINRA rules, including, but not in any way limited to, Rules 2440, 2730, 2740 and 2750 of the NASD Conduct Rules, FINRA Rule 2310 the rules which require the Participating Broker (i) to recommend the purchase of Shares only when the Participating Broker has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by the Participating Broker, that the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, that the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity, and that the program is otherwise suitable for the investor, (ii) to maintain certain files concerning the basis for Participating Broker’s determination of the suitability of the investor, (iii) to have reasonable grounds to believe, based on information made available to the Participating Broker by the Company, that all material facts are adequately and accurately disclosed and that such disclosed facts provide a basis for evaluating an investment in the Company, and (iv) to inform the prospective investor or require the prospective investor to be informed of all pertinent facts relating to the liquidity and marketability of the investment during the term of the investment. Participating Broker also agrees not to deliver the Supplemental Material to any person unless the Supplemental Material is accompanied or preceded by the Prospectus.

(l)           You will not give any information or make any representation in connection with the offering of the Shares other than those contained in the Prospectus and Supplemental Material furnished by the Company. You agree not to publish, circulate or otherwise use any other advertisement or solicitation material. You are not authorized to act as agent of the Company or the Dealer Manager in any connection or transaction, and you agree not to act as such agent and not to purport to do so without the prior written approval of the Company and the Dealer Manager. You agree that if and when the Company or Dealer Manager supplies Participating Broker with copies of any supplement to the Prospectus, Participating Broker will thereafter distribute Prospectuses with such supplement.. You further agree to comply with all instructions from the Company or the Dealer Manager concerning the destruction of out-dated Prospectuses and the use of supplemented or amended Prospectuses.

(m)           You agree to solicit purchases of Shares only in the States and other jurisdictions in which the Company indicates that such solicitation can be made and in which you have determined that such solicitation can be made by you and in which you are is qualified to so act.

(n)           You will not sell the Shares pursuant to this Agreement unless the Prospectus is furnished to the purchaser at least five (5) business days prior to the execution of the Subscription Agreement, or is sent to such person under circumstances that it would be received by the purchaser five (5) business days prior to his execution of the Subscription Agreement.

Exhibit 1.2

(o)           You will use reasonable efforts to select investors who you reasonably believe meet the investor suitability requirements which are set forth in the Prospectus and Subscription Agreement (Appendix A to the Prospectus) and such additional individual state requirements as are specified in the Subscription Agreement and which are confirmed by the investors by payment of the purchase price for the Shares including that each investor be of legal age in the state of his or her residence. You will, for a period of six years, maintain in your files a copy of the Subscription Agreement for each investor for whom you acts as Participating Broker.

(p)           You agree to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations promulgated thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares.   You further agree to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

(q)           To the extent that information is provided to you marked “For Broker-Dealer Use Only,” you covenant and agree not to provide such information to prospective investors.

6.	Indemnification

(a)           Subject to the limitations below, the Company will indemnify and hold harmless the Participating Brokers and (to the extent permitted by the Company's charter) the Dealer Manager, their officers and directors and each person, if any, who controls such Participating Broker or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, (B) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) any Supplemental Material, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Supplemental Material a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person, in connection with investigating or defending such Loss upon final disposition of the proceeding giving rise to such Loss; provided that the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Participating Broker specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereto, any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus, and, further, the Company will not be liable in any such case if it is  determined that such Participating Broker or the Dealer Manager was at fault in connection with the Loss, expense or action.

(b)           Notwithstanding the foregoing, the Company shall not provide for indemnification of any Indemnified Persons for any liability or loss suffered by any such Indemnified Person, unless all of the following conditions are met: (i) the directors of the Company or the Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnified Persons were acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of negligence or misconduct by the Indemnified Persons; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company's Net Assets (as defined in the Company's charter) and not from its stockholders.

Exhibit 1.2

(c)           In addition, the Company shall not indemnify or hold harmless an Indemnified Person for any Losses or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Person, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Person and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnified Person and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(d)           The Dealer Manager has agreed to indemnify and hold harmless the Company, each director and officer of the Company (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (each a “Dealer Manager Indemnified Person”), from and against any Losses to which any of the Company Indemnitees may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, (B) in any Blue Sky Application, or (C) any Supplemental Material, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Supplemental Material a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of each of clauses (i) and (ii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or any such Blue Sky Application or Supplemental Material, (iii) any unauthorized use of sales materials, use of unauthorized verbal representations or use of “For Broker-Dealer Use Only” materials with members of the public concerning the Shares by the Dealer Manager; (iv) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares (v) any material violation of this Agreement; (vi) any failure to comply with applicable laws governing money laundering abatement and anti-terrorism financing efforts, including applicable FINRA rules, SEC rules and the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA Patriot Act of 2001, and related regulations (31 C.F.R. Part 103); or (vii) any other failure to comply with applicable FINRA or SEC rules. The Dealer Manager will reimburse each Dealer Manager Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

(e)           You and each other Participating Broker severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act (each, a “Participating Broker Indemnified Person”) from and against any Losses to which a Participating Broker Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, (B) in any Blue Sky Application, or (C) any Supplemental Material, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Supplemental Material a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of each of clauses (i) and (ii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Participating Broker specifically for use with reference to the Participating Broker in the preparation of Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or any such Blue Sky Application or Supplemental Material, (iii) any unauthorized use of sales materials, use of unauthorized verbal representations or use of “For Broker-Dealer Use Only” materials with members of the public concerning the Shares by the Dealer Manager; (iv) any untrue statement made by such Participating Broker or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares (v) any material violation of this Agreement; (vi) any failure to comply with applicable laws governing money laundering abatement and anti-terrorism financing efforts, including applicable FINRA rules, SEC rules and the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA Patriot Act of 2001, and related regulations (31 C.F.R. Part 103); or (vii) any other failure to comply with applicable FINRA or SEC rules. Each such Participating Broker will reimburse each Participating Broker Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Participating Broker may otherwise have.

Exhibit 1.2

(f)           Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

(g)           The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

Exhibit 1.2

7.	Effective Date and Termination.

This Agreement shall become effective upon its execution and delivery by the Dealer Manager, the Company and you.  This Agreement may be terminated by you or the Dealer Manager at your or its option by giving written notice to the other and the Company. In any case, this Agreement will terminate at the close of business on the Termination Date; provided, however, that all accrued fees payable to you under the terms and conditions hereof shall be paid when due although this Agreement shall have theretofore been terminated.

Except as otherwise provided in Section 8, any termination of this Agreement pursuant to this Section 7 shall be without liability of Dealer Manager and the Company to you and without liability on your part to the Dealer Manager or the Company, except with respect to compensation earned for accepted subscriptions.

8.	Survival of Indemnities, Warranties and Representations.

Your indemnity agreements contained in Section 6 hereof, and the representations and warranties of the Participating Broker set forth in Section 4 hereof, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of you, the Dealer Manager, the Company, or any controlling person thereof, and shall survive the delivery of and payment for the Shares, and any successor of the Company, the Dealer Manager or of any such controlling person or any legal representative of any such controlling person, as the case may be, shall be entitled to the benefit of your indemnity agreements and representations and warranties.

9.	Notices.

Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement or otherwise to be given to the Company, such notice shall be in writing addressed to the Company at 1920 Main Street, Suite 400, Irvine, California 92614, Attention: Terry G. Roussel, (b) whenever notice is required by the provisions of this Agreement or otherwise to be given to the Dealer Manager, such notice shall be in writing addressed to Dealer Manager at 1920 Main Street, Suite 400, Irvine, California 92614, and (c) whenever notice is required by the provisions of this Agreement or otherwise to be given to you, at the address set forth on the last page of this Agreement. Any notice referred to herein may be given in writing or by facsimile or telephone and if by telephone shall be immediately confirmed in writing. Notice (unless actual) shall be effective upon mailing or facsimile transmission with confirmation of facsimile receipt, as the case may be.

10.	Counterparts

This agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement

11.	Persons Entitled To Benefit of Agreement.

Except as provided in the next sentence, this Agreement is made solely for the benefit of you, the other Participating Brokers, the Dealer Manager, the Company or controlling persons thereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement, and the term “successors and assigns,” as used in this Agreement, shall not include any purchaser, as such purchaser, of any of the Shares.

12.	Not a Separate Entity.

Nothing contained herein shall constitute you, the Dealer Manager or the other Participating Brokers, or any of them, as an association, partnership, unincorporated business or other separate entity.

13.           Assignability

Exhibit 1.2

Neither the rights nor the obligations of the Dealer Manager or the Participating Broker may be transferred or assigned, provided, however, that the Dealer Manager may assign its rights and obligations under this Agreement to any successor Dealer Manager under the Dealer Manager Agreement.  Any other purported assignment of this Assignment or any of the rights and obligations hereunder shall be null, void and of no effect.

Exhibit 1.2

Please confirm your agreement to become a Participating Broker under the terms and conditions herein set forth by signing and returning the enclosed duplicate copy of this Agreement at once to the Dealer Manager at 1920 Main Street, Suite 400, Irvine, California 92614.
.

Very truly yours, PACIFIC CORNERSTONE CAPITAL, INCORPORATED, a California corporation

By:
Terry G. Roussel, President

AGREED AND ACCEPTED:

(Broker Dealer Name)

(Address)

(City, State Zip)

By:

Print Name:

Title:

Dated___________, 20__

CORNERSTONE HEALTHCARE PLUS REIT, INC. a Maryland corporation

By:
Terry G. Roussel, Chief Executive Officer and President